                                                      Registration No. 333-62423

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                       ----------------------------------
                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         MCI COMMUNICATIONS CORPORATION
                            -------------------------
              (Exact name of issuer as specified in its charter)
                   Delaware                       52-0886267
     -----------------------                      ------------------
     (State or other jurisdiction of              (I. R. S. Employer
     incorporation or organization)                Identification No.)
                         1801 Pennsylvania Avenue, N.W.
                            Washington, D. C. 20006
                         ------------------------------
                   (Address of Principal Executive Offices)
                         MCI COMMUNICATIONS CORPORATION
                               STOCK OPTION PLAN
                    --------------------------------------
                           (Full title of the plan)
                           Michael H. Salsbury, Esq.
                  Executive Vice President and General Counsel
                        MCI Communications Corporation
                         1801 Pennsylvania Avenue, N.W.
                            Washington, D.C.  20006
                        -------------------------------
                    (Name and address of agent for service)
                   Telephone number, including area code, of
                       agent for service: (202) 872-1600

                        CALCULATION OF REGISTRATION FEE

 Title of              Amount to be      Proposed          Proposed          Amount of Fee
 Securities to be      Registered        Maximum           Maximum
 Registered                              Offering Price    Aggregated
                                         per Share         Offering Price
---------------------------------------------------------------------------------------------
 Common Stock,         20,550,000        $59.50 (a)        $1,222,725,000.   $360,703.88(b)
 par value, $.10       shares
 per share
---------------------------------------------------------------------------------------------

(a) Price will be determined according to plan rules, using the fair market value of the Common Stock as reported on The NASDAQ Stock Market.
(b) Filing fee was calculated pursuant to 17 CFR 230.457(c), using a price of $59.50 which is the closing price of MCI Communications Corporation Common Stock on August 27, 1998, as reported on The NASDAQ Stock Market, which is within five (5) business days prior to the date of filing.

PROSPECTUS

                               20,550,000 SHARES

                        MCI COMMUNICATIONS CORPORATION

                                 COMMON STOCK

                          (PAR VALUE $.10 PER SHARE)

                               ----------------

                        MCI COMMUNICATIONS CORPORATION

                               STOCK OPTION PLAN

                               ----------------

  This Prospectus covers a maximum of 20,550,000 shares of Common Stock, par value $.10 per share ("Common Stock"), of MCI Communications Corporation (the "Company") offered by the Company to employees of the Company and its subsidiaries through its Stock Option Plan.

                               ----------------

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION NOR  HAS THE  COMMISSION  PASSED UPON  THE ACCURACY  OR
  ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION  TO THE  CONTRARY IS  A
   CRIMINAL OFFENSE.

                               ----------------

                The date of this Prospectus is August 28, 1998

                                  SIGNATURES

  Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 3rd day of September, 1998.

                                          MCI COMMUNICATIONS CORPORATION

                                                 /s/ Bert C. Roberts, Jr.,
                                                        Chairman
                                          By: _________________________________
                                               Bert C. Roberts, Jr., Chairman

  Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 3rd day of September, 1998.

                      SIGNATURE          TITLE
                      ---------          -----
          /s/ Gerald H. Taylor           Principal Executive Officer,
    ____________________________________  Director
              Gerald H. Taylor

          /s/ Michael J. Rowny           Principal Financial Officer
    ____________________________________
              Michael J. Rowny

             /s/ David M. Case           Principal Accounting Officer
    ____________________________________
                 David M. Case

        /s/ Bert C. Roberts, Jr.         Director
    ____________________________________
            Bert C. Roberts, Jr.

     /s/ Clifford L. Alexander, Jr.      Director
    ____________________________________
         Clifford L. Alexander, Jr.

            /s/ Judith Areen             Director
    ____________________________________
                Judith Areen

          /s/ Michael H. Bader           Director
    ____________________________________
              Michael H. Bader

          /s/ Peter L. Bonfield          Director
    ____________________________________
             Peter L. Bonfield

           /s/ Robert P. Brace           Director
    ____________________________________
              Robert P. Brace

                      SIGNATURE          TITLE
                      ---------          -----
          /s/ Richard M. Jones           Director
    ____________________________________
              Richard M. Jones

         /s/ Richard B. Sayford          Director
    ____________________________________
             Richard B. Sayford

          /s/ Judith Whittaker           Director
    ____________________________________
              Judith Whittaker

         /s/ John R. Worthington         Director
    ____________________________________
            John R. Worthington